UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 1, 2006
DEL MONTE FOODS COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415)247-3000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry Into a Material Definitive Agreement
On March 1, 2006, Del Monte Corporation (“Del Monte”), a wholly-owned subsidiary of Del Monte Foods Company, entered into a Stock Purchase Agreement with Meow Mix Holdings, Inc. (“Holdings”), Meow Holdings LLC, as the stockholders representative, and the stockholders (“Sellers”) of Holdings. Pursuant to the Stock Purchase Agreement, Del Monte will purchase from the Sellers and certain option holders all of the outstanding common stock, preferred stock and vested stock options of Holdings for a purchase price of $705.5 million, subject to certain deductions for indebtedness and Sellers’ expenses, which will be paid from the purchase price, and subject to certain other closing and post-closing adjustments based on final working capital and certain tax matters (such purchase, the “Meow Mix Acquisition”). The Stock Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions. The transaction is subject to regulatory approval and customary closing conditions.
Neither Del Monte nor any of its affiliates have any material relationships with Holdings or its directors, officers or affiliates.
This description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Stock Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Del Monte or Holdings. The Stock Purchase Agreement contains representations and warranties that the parties to the Stock Purchase Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Stock Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Stock Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in Del Monte’s public disclosures.
Section 9 — Financial Statements and Exhibits
Item 9.01.  Financial Statements and Exhibits
     (c)   Exhibits

Exhibit	Description
2.1	Stock Purchase Agreement between Del Monte Corporation and Meow Mix Holdings, Inc., the stockholders listed therein, and Meow Holdings LLC, as the stockholders representative, dated as of March 1, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: March 6, 2006	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description
2.1	Stock Purchase Agreement between Del Monte Corporation and Meow Mix Holdings, Inc., the stockholders listed therein, and Meow Holdings LLC, as the stockholders representative, dated as of March 1, 2006.

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